UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009 (May 21, 2009)

GMAC LLC

(Exact name of registrant as specified in its charter)

Delaware	1-3754	38-0572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan

48265-2000

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (313) 556-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Master Transaction Agreement

On May 21, 2009, in connection with the Master Automotive Financing Agreement (the “Master Automotive Financing Agreement”) between GMAC LLC (“GMAC”) and Chrysler LLC (“Chrysler”), pursuant to which GMAC agreed to provide certain retail and wholesale financing for the Chrysler dealer network, GMAC entered into a Master Transaction Agreement (the “Master Transaction Agreement”) with Chrysler, U.S. Dealer Automotive Receivables Transition LLC, a wholly owned subsidiary of GMAC (“US DART”) and the United Stated Department of the Treasury (the “Treasury”), in order to provide for the reimbursement of GMAC and its subsidiaries for certain losses incurred by GMAC and its subsidiaries with respect to certain wholesale loans made in connection with the Master Automotive Financing Agreement.

Pursuant to the Master Transaction Agreement, Chrysler has transferred $600 million to US DART to hold in a dedicated bank account (the “Loss Sharing Payment Account”) that will be used to reimburse GMAC and its subsidiaries for certain losses incurred in connection with certain wholesale loans, including certain losses related to fraud and certain costs of exercising remedies in connection with such wholesale loans (“Qualifying Losses”).

To be eligible for reimbursement of Qualifying Losses under the Master Transaction Agreement, a loan must be, among other things, funded by GMAC or its subsidiaries during the period commencing on May 21, 2009 and ending on the later of (i) November 21, 2009 and (ii) the date of the sale of all or substantially all of the assets of Chrysler and its subsidiaries to New Carco Acquisition LLC or any other person, provided that, in each case, the Master Transaction Agreement is assumed by the purchaser (a “Successful Restructuring Transaction”). In addition, in order to be eligible a loan must be made to a dealer that was formerly financed by Chrysler Financial Services Americas LLC. Following the occurrence of a Successful Restructuring Transaction, loans to dealers for which there is a valid and enforceable repurchase agreement with the purchaser of all or substantially all of Chrysler’s assets or other manufacturers will no longer be eligible for reimbursement of Qualifying Losses, with certain exceptions. Within one business day following the consummation of a Successful Restructuring Transaction, US DART will disburse to Chrysler certain amounts remaining in the Loss Sharing Payment Account and Chrysler will remain obligated to make additional transfers to US DART from time to time as required to maintain a specified minimum balance in the Loss Sharing Payment Account.

The Treasury has made funds available to Chrysler sufficient for Chrysler to fund the Loss Sharing Payment Account under the Second Lien Secured Priming Superiority Debtor-in-Possession Credit Agreement, dated as of April 30, 2009, by and among Chrysler and the several lenders from time to time parties thereto.

The Master Transaction Agreement will terminate on May 21, 2013, or at any earlier time by the written agreement of the Treasury, Chrysler, US DART and GMAC.

On May 20, 2009, the bankruptcy court approved the foregoing arrangements.

Treasury Equity Investment

On May 21, 2009, GMAC entered into a Letter Agreement (including the Securities Purchase Agreement and the other documents incorporated by reference therein, the “Purchase Agreement”) with the Treasury pursuant to which GMAC issued and sold to the Treasury (i) 150,000,000 units of GMAC’s Fixed Rate Cumulative Mandatorily Convertible Preferred Membership Interests, Series F, having a capital amount (the “Capital Amount”) of $50 per unit (the “Convertible Preferred Interests”) and (ii) a ten-year warrant to purchase up to 7,501,500 units of the Convertible Preferred Interests, at an initial exercise price of $0.01 per unit (the “Warrant”), for an aggregate purchase price of $7.5 billion in cash. The Treasury immediately exercised the Warrant for a net issuance of 7,500,000 units of the Convertible Preferred Interests. All of the proceeds from the sale of the Convertible Preferred Interests are treated as Tier 1 Capital for regulatory purposes.

Cumulative cash distributions on the Convertible Preferred Interests will accrue a rate of 9% per annum on (i) the Capital Amount per unit of Convertible Preferred Interests and (ii) the amount of accrued and unpaid distributions for any prior distribution period on such Convertible Preferred Interests, if any. Distributions will be paid only if and when declared by GMAC’s Board of Managers and will be payable quarterly, in arrears. The Convertible Preferred Interests rank senior to GMAC’s common membership interests (“Common Membership Interests”) and pari passu with existing preferred membership interests with respect to the payment of distributions and amounts payable upon liquidation, dissolution and winding-up of GMAC. The Convertible Preferred Interests generally are non-voting, other than class voting on certain matters under certain circumstances, including, generally, the authorization of senior membership interests, the adverse amendment of the Convertible Preferred Interests and any exchange, reclassification, merger and consolidation involving the Convertible Preferred Interests. Upon conversion of the Convertible Preferred Interests into Common Membership Interests, the Treasury will have the voting rights associated with the Common Membership Interests.

The Convertible Preferred Interests are convertible into Common Membership Interests at the Conversion Rate (as defined below) either:

(i) at GMAC’s option, at any time or from time to time, with the prior approval of the Board of Governors of the Federal Reserve System; provided that GMAC may not convert any units of the Convertible Preferred Interests to the extent that such conversion would result in the Treasury owning in excess of 49% of the Common Membership Interests (after giving effect to such conversion and deeming certain Common Membership Interests pledged to the Treasury by General Motors as collateral to be owned by the Treasury), except (a) with the prior written consent of the Treasury, (b) pursuant to GMAC’s capital plan, or (c) pursuant to an order of the Board of Governors of the Federal Reserve compelling such a conversion; or

(ii) at the Treasury’s option, upon the occurrence of (a) any public offering of Common Membership Interests or (b) certain sales, mergers, or changes of control of GMAC; provided that none of (1) the conversion of GMAC into a corporation, (2) the conversion of any of GMAC’s preferred membership interests into Common Membership Interests, or (3) the sale or distribution of Common Membership Interests by General Motors Corporation, FIM Holdings LLC or any of their subsidiaries in order to comply with their commitments in connection with GMAC’s status as a bank holding company, will constitute a change of control of GMAC for such purpose.

All units of the Convertible Preferred Interests which remain outstanding on May 21, 2016 will convert into Common Membership Interests at the Conversion Rate.

The “Conversion Rate” is equal to 0.00432, subject to customary anti-dilution adjustments, which represents the number of Common Membership Interests for which each unit of the Series F Convertible Preferred will be exchanged upon conversion. The Conversion Rate was determined based on the valuation performed by an independent investment bank, hired by GMAC with the consent of the Treasury. An independent accounting firm confirmed the investment bank’s mathematical process.

GMAC may, at its option, subject to the approval of the Board of Governors of the Federal Reserve and the restrictions imposed by the terms of its other membership interests, redeem, in whole or in part, from time to time, the Convertible Preferred Interests then outstanding at any time. On or before May 21, 2011, the Convertible Preferred Interests may be redeemed at the Capital Amount, plus any accrued and unpaid distributions. After May 21, 2011, the Convertible Preferred Interests may be redeemed at the greater of (i) the Capital Amount, plus any accrued and unpaid distributions, and (ii) the As-Converted Value (as defined below).

The “As-Converted Value” of the Convertible Preferred Interests is equal to the greater of (i) the Capital Amount per unit of the Convertible Preferred Interests divided by the then-applicable Conversion Rate and (ii) (a) if the Common Membership Interests are traded on a national securities exchange, the market price of the Common Membership Interests on the date of repurchase (calculated based on the average closing price for the 20 day trading period beginning when notice of repurchase is given) or (b) if Common Membership Interests are not traded on a national securities exchange, the per Common Membership Interest fair market value of GMAC as of the last day of the most recent calendar quarter prior to the repurchase date, as determined by an investment bank of national reputation, selected by the Treasury and engaged by GMAC.

Following the conversion of the Convertible Preferred Interests into Common Membership Interests, GMAC will have the right, subject to the approval of the Federal Reserve, to repurchase any of such Common Membership Interests held by the Treasury at a price equal to the As-Converted Value. Any such repurchases must be made with the proceeds of an issuance of Common Membership Interests for cash or additions to retained earnings from the date of the investment closing through the date of the repurchase.

Subject to certain exceptions, for so long as any Convertible Preferred Interests are outstanding and owned by the Treasury, the Purchase Agreement generally prohibits GMAC and its subsidiaries from paying certain dividends or distributions on, or redeeming, repurchasing or acquiring, its membership interests or other equity securities without the consent of the Treasury. Additionally, GMAC will be generally prohibited from making any dividends or distributions on, or redeeming, repurchasing or acquiring, its membership interests or other equity securities unless all accrued and unpaid distributions for all past distribution periods on the Convertible Preferred Interests are fully paid.

The Convertible Preferred Interests and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. GMAC has agreed to promptly register the resale or secondary offering of Convertible Preferred Interests and the Common Membership Interests issuable upon conversion of the Convertible Preferred Interests. None of the Convertible Preferred Interests, the Warrant or the Common Membership Interests issued pursuant to any conversion of the Convertible Preferred Interests are subject to any contractual restrictions on transfer when held by Treasury, except that, prior to December 29, 2009, the Treasury will use its best efforts not to transfer any Convertible Preferred Interests or any Common Membership Interests issued upon conversion of Convertible Preferred Interests if, prior to a conversion of GMAC into a corporation or the listing of GMAC’s membership interests on a national securities exchange, such transfer would be in violation of Section 9.5 of GMAC’s Fourth Amended and Restated Limited Liability Company Operating Agreement, dated as of April 15, 2009, as it may be amended from time to time (the “LLC Agreement”).

Following an initial public offering of GMAC, the Treasury will proceed with an orderly liquidation of its interest in GMAC, beginning no later than the seventh anniversary of any such initial public offering, with the goal of liquidating between 10% and 20% of the Treasury’s interest in GMAC’s equity securities in each succeeding year.

Pursuant to the terms of the Purchase Agreement, GMAC has agreed that, until such time as the Treasury ceases to own any Convertible Preferred Interests or any other obligation arising from the financial assistance provided to GMAC under the Troubled Asset Relief Program remains outstanding (excluding any period during which the Treasury only holds warrants to purchase Common Membership Interests), GMAC will comply with certain restrictions on executive privileges and compensation, including taking all necessary action to ensure that its corporate governance and benefit plans with respect to its Senior Executive Officers (as defined in the Purchase Agreement) comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA, and not adopting any benefit plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA as implemented by any guidance or regulation thereunder. During this period, GMAC has also agreed not to pay or accrue bonus or incentive compensation with respect to its Senior Executive Officers and Senior Employees (as defined in the Purchase Agreement), subject to certain exceptions or as approved by the President’s Designee. GMAC has also agreed to establish a board compensation committee as required by Section 111(d) of the EESA. GMAC has also executed a waiver and consent voluntarily waiving any claim against the Treasury that GMAC may otherwise have as a result of the compensation-related actions that it is required to take pursuant to the Purchase Agreement. Additionally, certain Senior Employees who had not previously executed waivers and consents against the Treasury or GMAC have, in connection with GMAC’s entry into the Purchase Agreement, executed waivers and consents voluntarily waiving any claims against the Treasury or GMAC for any changes to, or limitations on, GMAC’s compensation arrangements applicable to such Senior Employees as required by the Purchase Agreement.

Copies of the Purchase Agreement and the Warrant are included as Exhibit 10.1 and Exhibit 4.1 hereto and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Amended and Restated Governance Agreement

On May 21, 2009, GMAC, FIM Holdings LLC (“FIM”), GM Finance Co. Holdings LLC (“GM Holdco”) and the Treasury entered into an amended and restated Governance Agreement (the “Amended and Restated Governance Agreement”) in order to amend and restate certain understandings between the parties regarding the composition of GMAC’s Board of Managers previously set forth in the Governance Agreement, dated as of January 16, 2009, as amended by Amendment No. 1 thereto, dated as of March 24, 2009 (“Governance Agreement Amendment No. 1”), and by Amendment No. 2 thereto, dated as of May 21, 2009.

Pursuant to the Amended and Restated Governance Agreement, until such time as any of the Convertible Preferred Interests have been converted into Common Membership Interests, the Board of Managers will be comprised of nine Managers. During such period, the members of the Board of Managers will be comprised of (i) one Manager designated by FIM, or, under certain circumstances, Cerberus Capital Management, LP or its affiliates (collectively, the “Cerberus Parties”); (ii) for so long as the Treasury, or the trust to be established by GM or its affiliates with a trustee designated by the United States Department of the Treasury to hold Common Membership Interests of the Company (the “UST Trust”), holds or has rights in at least 50% of the Common Membership Interests originally deposited into the UST Trust, two Managers designated by Treasury, and, following such time, one Manager designated by Treasury (each a “Treasury Designated Manager”); (iii) the Chief Executive Officer of GMAC; and (iv) the remaining members of the Board of Managers to be appointed by (1) for so long as the Treasury is entitled to designate two Managers, pursuant to clause (ii) hereof, a majority vote of the Managers designated pursuant to clauses (i), (ii) and (iii) hereof (which majority must include at least one Treasury Designated Manager); or (2) for so long as the Treasury is entitled to designate only one Manager pursuant to clause (ii) hereof, a majority vote of the full Board of Managers (which majority must include at least one Treasury Designated Manager).

Following the date on which any of the Convertible Preferred Interests have been converted into Common Membership Interests, the number of Managers and the composition of the Board of Managers will be determined pursuant to the following table:

	Treasury Ownership Percentage

	9.9%-19.9%	20.0%-35.5%	35.6%-49.9%	50.0%-70.8%	Greater than 70.8%
Total Number of Managers Constituting Board	9	9	9	9	11
Treasury Designated Managers	1	2	3	4	6
Cerberus Designated Managers	1	1	1	1	1
Chief Executive Officer of GMAC	1	1	1	1	1
Independent Managers	6	5	4	3	3

The Cerberus Parties will lose the right to designate a Manager when such parties collectively cease to own at least 5% of the then outstanding Common Membership Interests. In addition, for so long as the Cerberus Parties hold at least 2.5% of the then outstanding Common Membership Interests, they will be entitled to appoint one non-voting observer to the Board, and for so long as GM HoldCo or its affiliates holds at least 2.5% of the then outstanding Common Membership Interests, they will be entitled to appoint one non-voting observer to the Board.

Pursuant to its terms, the Amended and Restated Governance Agreement will terminate and be of no further force or effect upon the earlier of (i) the date that Treasury and the UST Trust collectively cease to hold at least 9.9% of the Common Membership Interests and (ii) with respect to any party to the Amended and Restated Governance Agreement, the date such party and its affiliates cease to own any Common Membership Interests.

The Amended and Restated Governance Agreement provides that in connection with an initial public offering of GMAC, the parties will revisit the terms of the agreement and work together in good faith to make such modifications as may be reasonably necessary to facilitate such public offering and the future governance of the GMAC.

A copy of the Amended and Restated Governance Agreement is included as Exhibit 10.2 hereto, and is incorporated by reference herein. The foregoing summary of certain provisions of the Amended and Restated Governance Agreement is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry Into a Material Definitive Agreement” under the heading “Treasury Equity Investment” is incorporated herein by reference.

Item 5.01	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2009, in accordance with the Governance Agreement Amendment No. 1 and the Amended and Restated Governance Agreement, the following persons resigned from the GMAC Board of Managers effective immediately: T.K. Duggan, Douglas A. Hirsch, Robert Hull, Samuel Ramsey and Robert W. Scully.

On May 21, 2009, in accordance with the Amended and Restated Governance Agreement, the following persons were appointed to the GMAC Board of Managers effective immediately: Robert T. Blakely and Kim S. Fennebresque.

Item 8.01	Other Events.

Amendments to LLC Agreement

On May 21, 2009, GM HoldCo and FIM entered into an Amendment No. 1 to the LLC Agreement (“LLC Agreement Amendment”). The LLC Agreement Amendment created the Convertible Preferred Interests, designated as the “Fixed Rate Cumulative Mandatorily Convertible Preferred Membership Interests, Series F,” authorized 157,500,000 units of Convertible Preferred Interests, and set forth the voting and other powers, preference and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Convertible Preferred Interests.

On May 21, 2009, GM HoldCo and FIM entered into a Fifth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC (the “Fifth Amended and Restated LLC Agreement”). The Fifth Amended and Restated LLC Agreement, among other things, set forth the voting and other powers, preference and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Convertible Preferred Interests, and amends and restates certain arrangements relating to the voting rights of the holders of the Common Membership Interests and certain provisions relating to the governance of GMAC.

Copies of the LLC Agreement Amendment and the Fifth Amended and Restated LLC Agreement are included as Exhibit 3.1, and Exhibit 3.2 hereto and are incorporated by reference herein. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Temporary Liquidity Guarantee Program

On May 21, 2009, GMAC received approval to participate in the Federal Deposit Insurance Corporation’s (the “FDIC”) debt guarantee program that is part of the FDIC’s Temporary Liquidity Guarantee Program (“TLGP”)

for up to $7.4 billion, which would permit the company to issue new FDIC-guaranteed debt. Under the terms of the TLGP, GMAC is eligible to issue certain newly-issued senior unsecured debt, including term debt with maturities on or before December 31, 2012, that will be guaranteed by the FDIC. The maximum amount of debt that GMAC is permitted to have issued and outstanding at any time under the debt guarantee program will be $7.4 billion.

In connection with receiving FDIC approval, GMAC is developing a funding plan which it has committed to provide to the FDIC and the Federal Reserve. The plan will reflect GMAC’s management of Ally Bank’s funding and deposit costs with a focus on diversifying funding sources and reducing Ally Bank’s overall cost of deposit funding. GMAC and Ally Bank have also committed to maintain bank capital at a level well above the regulatory minimums.

Section 23A of the Federal Reserve Act

As an FDIC-insured bank, Ally Bank, formerly known as GMAC Bank, is subject to the limitations of Sections 23A and 23B of the Federal Reserve Act, which restrict Ally Bank’s ability to lend to affiliates, purchase assets from them or enter into certain other affiliate transactions, including any entity that directly or indirectly controls or is under common control with Ally Bank. On May 21, 2009, GMAC received an expanded exemption from the Federal Reserve to allow Ally Bank to originate a limited amount of GM-related retail and wholesale assets, subject to certain conditions. The extension of credit to Chrysler dealers and customers is not subject to the Section 23A restriction.

Press Releases

On May 21, 2009, GMAC issued a press release with respect to the foregoing transactions. A copy of such press release is included as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description of Exhibit
3.1	Amendment No. 1, dated as of May 21, 2009, to Fourth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of April 15, 2009.

3.2	Fifth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 21, 2009.

4.1	Form of Warrant for Purchase of Units of Preferred Membership Interests of GMAC LLC (incorporated by reference to Annex D to Exhibit 10.1 of this Current Report on Form 8-K).

10.1	Letter Agreement, dated as of May 21, 2009, between GMAC LLC and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Convertible Preferred Membership Interests and the Warrant.

10.2	Amended and Restated Governance Agreement, dated as of May 21, 2009, by and between GMAC LLC, FIM Holdings LLC, GM Finance Co. Holdings LLC and the United States Department of the Treasury.

99.1	Press release, dated May 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2009

GMAC LLC

By:	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amendment No. 1, dated as of May 21, 2009, to Fourth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of April 15, 2009.

3.2	Fifth Amended and Restated Limited Liability Company Operating Agreement of GMAC LLC, dated as of May 21, 2009.

4.1	Form of Warrant for Purchase of Units of Preferred Membership Interests of GMAC LLC (incorporated by reference to Annex D to Exhibit 10.1 of this Current Report on Form 8-K).

10.1	Letter Agreement, dated as of May 21, 2009, between GMAC LLC and the United States Department of the Treasury, which includes the Securities Purchase Agreement – Standard Terms attached thereto, with respect to the issuance and sale of the Convertible Preferred Membership Interests and the Warrant.

10.2	Amended and Restated Governance Agreement, dated as of May 21, 2009, by and between GMAC LLC, FIM Holdings LLC, GM Finance Co. Holdings LLC and the United States Department of the Treasury.

99.1	Press release, dated May 21, 2009.